                As filed with the Securities and Exchange Commission
                                   on May 30, 1997

                                                       Registration Number 333-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

                    DELAWARE                      52-0278528
               (State of incorporation)                (I.R.S. Employer
          Identification Number)

                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                      (Address of principal executive offices)

                 CERIDIAN CORPORATION 1993 LONG-TERM INCENTIVE PLAN
                      (Amended and Restated as of May 14, 1997)
                              (Full title of the plan)

                                   John A. Haveman
                            Vice President and Secretary
                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)

                           Calculation of Registration Fee

                                    Proposed      Proposed
          Title of                  maximum       maximum
          Securities    Amount      offering      aggregate      Amount of
          to be         to be       price per     offering       Registration
          registered    registered(1) share(2)    price (2)      fee

          Common Stock  3,000,000      $35.69     $107,070,000     $32,446
          $.50 par       shares
          value

          (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"),this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of the anti-dilution provisions of the above-referenced plan.

          (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Act, based on the average high and low sale prices reported for the Registrant's Common Stock on the New York Stock Exchange on May 22, 1997.

             Part II Information Required in the Registration Statement

          Item 3.  Incorporation of Documents by Reference

               The following documents filed with the Securities and Exchange Commission (the "Commission") by Ceridian Corporation (the "Company") are incorporated in this Registration Statement by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1996; and

          (4) The description of the Company's Common Stock, par value $0.50 per share, contained in the Company's Registration Statement on Form S-4, File No. 33-64089.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Item 4.  Description of Securities

               The Company's Common Stock is registered under Section 12 of the Exchange Act.

          Item 5.  Interests of Named Experts and Counsel

               John A. Haveman, Vice President, Secretary and Associate General Counsel for the Company, has provided an opinion as to the legality of the securities being registered hereby. As a result of awards under stock-based compensation plans maintained by the Company, Mr. Haveman holds options to acquire 19,466 shares of such stock, and holds 8,956 shares of such stock that are subject to restrictions on transferability and possible forfeiture. He is eligible to participate in the 1993 Long-Term Incentive Plan (Amended and Restated as of May 14, 1997).

               The consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995 for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference in this Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  To
          the extent that KPMG Peat Marwick LLP examines and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.
                                       1

          Item 6.  Indemnification of Directors and Officers

               Section 145 of the General Corporation Law of the State of Delaware ("DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
          The Company's certificate of incorporation contains such a provision. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

               Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his or her status as an officer, director or employee. The Company has also by contract agreed to indemnify its directors against damages, judgments, settlements and costs arising out of any actions against the directors brought by reason of the fact that they are or were directors. The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

          Item 7.  Exemption from Registration Claimed

               Not applicable.

          Item 8.  Exhibits

               The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

          Exhibit   Description

          4.01 Restated Certificate of Incorporation of Ceridian
               Corporation (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8 (File No. 33-54379))

          4.02 Certificate of Amendment of Restated Certificate of Incorporation of Ceridian Corporation (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-
               1969))

          4.03 Bylaws of Ceridian Corporation, as amended (incorporated by reference to Exhibit 3.01 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended September 30, 1993
               (File No. 1-1969))

          5.01 Opinion and consent of John A. Haveman

          23.01Consent of KPMG Peat Marwick LLP

          23.02Consent of John A. Haveman (included in Exhibit 5.01)

          24.01Power of Attorney (included on page 5 of this Registration
               Statement)

          99.01Ceridian Corporation 1993 Long-Term Incentive Plan (Amended
               and Restated as of May 14, 1997) (incorporated by reference to Appendix A to the Company's Proxy Statement for its Annual Meeting of Stockholders, May 14, 1997 (File No. 1-
               1969))

          Item 9.  Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)
              Insofar as indemnification for liabilities arising under the
            Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 30, 1997.

                                        CERIDIAN CORPORATION


                                        By:  /s/ John A. Haveman
                                             John A. Haveman
                                             Vice President and Secretary


                                   POWER OF ATTORNEY

               We, the undersigned officers and directors of Ceridian Corporation, hereby severally constitute John R. Eickhoff and John
          A. Haveman, and either of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below any and all amendments to this Registration Statement on Form S-8 filed by Ceridian Corporation with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities as may be necessary to enable Ceridian Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of May 30, 1997 by the following persons in the capacities indicated.


          /s/ Lawrence Perlman               /s/ Ruth M. Davis
          Lawrence Perlman                   Ruth M. Davis, Director
          Chairman, President and
          Chief Executive Officer            /s/ Richard G. Lareau
          (Principal Executive               Richard G. Lareau, Director
          Officer and Director)
                                             /s/ Ronald T. LeMay
                                             Ronald T. LeMay, Director
          /s/ J.R. Eickhoff
          J. R. Eickhoff                     /s/ George R. Lewis
          Executive Vice President           George R. Lewis, Director
          and Chief Financial
          Officer (Principal                 /s/ Charles Marshall
          Financial Officer)                 Charles Marshall, Director


          /s/ Loren D. Gross                 Carole J. Uhrich, Director
          Loren D. Gross
          Vice President and Corporate
          Controller (Principal              Richard W. Vieser, Director
          Accounting Officer)
                                             /s/ Paul S. Walsh
                                             Paul S. Walsh, Director

                                    EXHIBIT INDEX

          Exhibit        Description                        Code

          4.1       Restated Certificate of Incorporation
                    of Ceridian Corporation                 IBR

          4.2       Certificate of Amendment of
                    Restated Certificate of Incorporation
                    of Ceridian Corporation                 IBR

          4.03      Bylaws of Ceridian Corporation, as      IBR
                    amended

          5.01      Opinion and consent of John A. Haveman  E

          23.01     Consent of KPMG Peat Marwick LLP        E

          23.02     Consent of John A. Haveman (included
                    in Exhibit 5.01)

          24.1 Power of Attorney (included on page 4 of this Registration Statement)

          99.01     Ceridian Corporation 1993 Long-Term
                    Incentive Plan (Amended and Restated
                    as of May 14, 1997)                     IBR


          Legend:   E    Electronic Filing
                    IBR  Incorporated by Reference